EXHIBIT 99.1

              Speaking Roses Announces Change in Senior Management

Salt Lake City, Utah, June 10, 2004--Speaking Roses International, Inc. (OTCBB:SRII), a company with proprietary technology for embossing images and text on fresh-cut roses, announced today that Reed Pew, its Chief Financial Officer and Chief Operating Officer, resigned from the company. Pew's resignation was effective June 8, 2004.

"Reed has made a valuable contribution to Speaking Roses in its transition to a public company, and we wish him well in his future endeavors," said Blaine Harris, President and Chief Executive Officer. "Looking ahead, Speaking Roses is poised for significant growth and expansion. We have made positive achievements with our involvement in the Kentucky Derby 2004 and the 2004 Indy 500 Celebration."

Dan Mumford, Controller of Speaking Roses will act as Chief Financial Officer until a replacement is appointed.

Speaking Roses www.speakingroses.com owns proprietary technology used to emboss flowers and other products. The technology allows end users to personalize floral arrangements with messages, trademarks and pictures. Speaking Roses licenses its technology to third parties who perform the actual embossing process.


Cautionary statement for purposes of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995:

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These include statements relating to our future business operations. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, such as our ability to develop a market for our products, the acceptance by the public of the floral embossing product concept, performance by third parties of their contractual obligations to us, and our ability to manage growth, technological change and competitive factors.

All information in this press release is as of June 10, 2004, and we undertake no duty to update this information. A more complete description of the risks associated with our historical business operations can be found in our filings with the Securities and Exchange Commission.

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